Exhibit 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 11, 2008

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CAPITAL RESOURCE ALLIANCE INC.

(Name of Small Business issuer in its charter)

                   COLORAD0                              0-52724                     90-0219158___

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

1031 1ST Avenue, NW
Calgary, Alberta
Canada T2N 0A8

 (Address of principal executive offices)

(403) 827-7936

(Registrant’s telephone number)

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 Item 2 01. Completion of Acquisition or Disposition of Assets

On July 11,2008, Capital Resource Alliance entered into a contract with Queensland Potash Pty Ltd. to purchase an interest in a Potash mining property identified as EPM application Number 17503 located in North Queensland, Australia.  The interest consists of five square miles (3,200 acres) of claims.  A copy of the contract is attached to this filing as Exhibit 99.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1

Board Minutes – July 11, 2008.

99.2     Acquisition Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 14, 2008

Capital Resource Alliance Inc.

/s/ Joseph Forzani

    Joseph Forzani, President

/s Frederick Fitzgerald

    Frederick Fitzgerald, Secretary

Board of Directors Minutes

MINUTES OF THE BOARD OF DIRECTORS

OF

FIRST CORPORATION

May 18, 2008

A meeting of the Board of Directors of First Corporation (the “Corporation”), was held via telephone on July 11, 2008 at 11:00 a.m. Mountain Daylight Time.

Directors participating in the meeting were:

Joseph Forzani and Frederick Fitzgerald

The following resolutions were put forth:

RESOLVED: that the board having reviewed the property and the contract, the president of the corporation herby is authorized to execute ther contract with Queensland Potash Pty Ltd. for the acquisition of five square miles of Potash claims in North Queensland, Australia.

Resolution passed

There being no further business, the meeting was adjourned.

/s/ Frederick Fitzgerald

     Frederick Fitzgerald, Secretary